Exhibit 10.2

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of 10 March 2026

between

Blockchain.com (BVI) II Limited, a business company incorporated under the laws of the British Virgin Islands (“Party A”)	and	Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (“Party B”)

Part	1. Termination Provisions.

(a)	“Specified Entity” means:

(i)	in relation to Party A for the purpose of:

(1)	Section 5(a)(v) (Default Under Specified Transaction): its Affiliates;

(2)	Section 5(a)(vi) (Cross-Default): none;

(3)	Section 5(a)(vii) (Bankruptcy): none;

(4)	Section 5(b)(v) (Credit Event Upon Merger): none; and

(5)	Section 5(b)(vi) (Additional Termination Event): none; and,

(ii)	in relation to Party B for the purpose of:

(1)	Section 5(a)(v) (Default Under Specified Transaction): its Affiliates;

(2)	Section 5(a)(vi) (Cross-Default): none;

(3)	Section 5(a)(vii) (Bankruptcy): none;

(4)	Section 5(b)(v) (Credit Event Upon Merger): none; and

(5)	Section 5(b)(vi) (Additional Termination Event): none.

(b)	“Specified Transaction” has the meaning specified in Section 14 (Definitions) of this Agreement; provided that Specified Transactions shall also include Crypto Activities (as defined in Part 5(m) (Additional Definitions) hereof).

(c)	The “Cross-Default” provisions of Section 5(a)(vi):

(i)	will apply to Party A; and

(ii)	will apply to Party B;

provided, however, that Section 5(a)(vi) shall be amended by:

(x)	deleting the phrase “, or becoming capable at such time of being declared” from clause (1) thereof; and

(y)	inserting the following provision at the end thereof:

“; provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either Section 5(a)(vi)(1) or (2) above, if (a) the default, event of default or similar event or condition referred to in Section 5(a)(vi)(1) or the failure to pay referred to in Section 5(a)(vi)(2) is a failure to pay or deliver caused by an error or omission of an administrative or operational nature, (b) funds were available to such party to enable it to make the relevant payment or delivery when due, and (c) such relevant payment or delivery is made within three (3) Local Business Days following receipt of written notice from the relevant party.”

For purposes of Section 5(a)(vi):

“Specified Indebtedness” has the meaning specified in Section 14 of this Agreement; and

“Threshold Amount” means USD 3,000,000 (three million United States Dollars (“USD” or “US$”)) or its equivalent in any other currencies.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v):

(i)	will apply to Party A; and

(ii)	will apply to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) (Right to Terminate Following Event of Default):

(i)	will not apply to Party A; and

(ii)	will not apply to Party B;

provided, however, that, with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provision of Section 6(a) will apply to such party.

(f)	“Termination Currency” means USD.

(g)	Additional Termination Event will apply. Each of the following will constitute an Additional Termination Event for purposes of Section 5(b)(vi) (Additional Termination Event) of this Agreement:

(i)	Adverse Government Action. A party or any Credit Support Provider of a party, as applicable:

(1)	either (x) is indicted for or (y) is convicted of either:

(A)	any felony; or

(B)	any other crime relating to securities, investment management or any Crypto Activities, or involving fraud or breach of trust;

(2)	becomes a Sanctioned Person (as defined in Part 5(m) (Additional Definitions) hereof); or

(3)	is subject to a final, non-appealable order, judgment, or decree by a Governmental Authority (as defined in Part 5(m) (Additional Definitions) hereof) that results in any of the following:

(A)	the suspension or revocation of any license, registration, or authorization material to its ability to perform its obligations under this Agreement or any Transaction; or

(B)	the imposition of a fine or monetary penalty in an amount exceeding US$1,000,000 or its equivalent.

(ii)	Change in Law. After a Transaction is entered into, due to (1) the adoption of or any change in applicable law or regulation or interpretation thereof (including, without limitation, any tax law); or (2) the promulgation of or any change in the interpretation by any Governmental Authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), a party determines in good faith that either (x) such Transaction or the performance thereunder has become illegal; or (y) it will incur a materially increased cost in performing its obligations under any Transaction (including, without limitation, due to the imposition of increased regulatory requirements, any increase in tax liability, decrease in tax benefit or other adverse effect on its tax position).

For purposes of this Part 1(g):

(x)       with respect to the Additional Termination Event set forth in Part 1(g)(i) (Adverse Government Action) above, the party with respect to which the event occurred shall be the sole Affected Party and all Transactions shall be Affected Transactions; and

(y)       with respect to the Additional Termination Event set forth in Part 1(g)(ii) (Change in Law) above, Party A and Party B shall each be an Affected Party and only affected Crypto Transactions shall be Affected Transactions.

Part	2. Tax Provisions.

(a)	Payer Tax Representations. For the purpose of Section 3(e) (Payer Tax Representation) of this Agreement, each of Party A and Party B makes the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i)	Party A hereby represents that:

(1)	It is a private limited company organized under the laws of the British Virgin Islands.

(2)	It is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

(ii)	Party B hereby represents that:

(1)	It is a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands.

(2)	It is a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

(c)	Certain Withholding Taxes. “Tax” as used in Part 2(a) (Payer Tax Representations) of this Schedule and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code (as defined in Part 5(m) (Additional Definitions) hereof), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) (Deduction or Withholding for Tax) of this Agreement.

(d)	Waiver of Confidentiality for US Tax Treatment. Notwithstanding anything to the contrary in this Agreement, Party A and Party B (and each employee, representative, or other agent of Party A or Party B) may each disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such US tax treatment and US tax structure (as those terms are used in Treasury Regulations under Sections 6011, 6111 and 6112 of the Code), other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. To the extent not inconsistent with the previous sentence, Party A and Party B will each keep confidential (except as required by law) all information unless the other party has consented in writing to the disclosure of such information.

Part	3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
(i) Party A	An accurate, properly completed and validly executed US Internal Revenue Service Form W-8BEN-E (or successor form, as the case may be)	(x) Upon execution of this Agreement; (y) promptly upon reasonable demand by Party B; and (z) promptly upon learning that any such form previously provided by Party A has become obsolete, incorrect or expired.

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
(ii) Party B	An accurate, properly completed and validly executed US Internal Revenue Service Form W-8BEN-E (or successor form, as the case may be).	(x) Upon execution of this Agreement; (y) promptly upon reasonable demand by Party A; and (z) promptly upon learning that any such form previously provided by Party B has become obsolete, incorrect or expired.
(iii) Party A and Party B	Any other form or document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested by the other party under Section 4(a)(iii) in order to allow the other party to make a payment under this Agreement without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate or to comply with any reporting, including reporting implemented pursuant to the OECD Common Reporting Standard.	Promptly upon reasonable request by the other party

(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
(i) Party A and Party B	Certified copies, in form and substance reasonably satisfactory to the other party, of (x) signature specimen of authorized individuals and (y) all other documents authorizing the execution, delivery and performance of this Agreement and any Credit Support Document (if applicable) by the delivering party	Promptly upon request by the other party	Yes
(ii) Party A and Party B	Duly executed copy of each Credit Support Document	Upon execution of this Agreement and, thereafter, upon amendment thereof	Yes
(iii) Party A and Party B	Copies of its Core Documents	Upon execution of this Agreement and, thereafter, promptly following material amendment thereof	Yes

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
(iv) Party A and Party B	Such documentation and other evidence as is reasonably required by the other party in order to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under applicable laws and regulations	Promptly upon a change of control and otherwise upon request	Yes
(v) Party A and Party B	Prior notice of any change to the registered address of a party or the location from which the party administers its business (the party’s “center of main interests”)	At least 10 calendar days prior to any change	Yes

Part	4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) (Effectiveness) of this Agreement:

(i)	Address for notices or communications to Party A:

Blockchain.com (BVI) II Limited
Address:	2nd Floor Water’s Edge Building
Wickhams Cay II, Road Town
Tortola, VG 1110, British Virgin Islands
Email:	[***]

(ii)	Address for notices or communications to Party B:

Sono Group N.V.
Address:	Waldmeisterstrasse 93
80935 Munich
Federal Republic of Germany
Email:	[***]

(b)	Process Agent. For the purpose of Section 13(c) (Service of Process) of this Agreement:

(i)	Party A appoints as its Process Agent:

Blockchain Access UK Limited

Minshull House, 67 Wellington Road North

Cheshire, SK4 2LP, United Kingdom

(ii)	Party B appoints as its Process Agent: Not applicable

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement, neither Party A nor Party B is a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless (i) an Event of Default or a Termination Event occurs and is continuing in respect of which Party A is the Defaulting Party or the sole Affected Party, respectively, in which case Party B shall appoint a third party to act as Calculation Agent; or (ii) the Calculation Agent is otherwise specified in a Confirmation in relation to the relevant Transaction. Each party agrees that the Calculation Agent is not acting as a fiduciary for, or as an advisor to, such party in respect of its duties as Calculation Agent in connection with any Transaction. In the event that the party which is not the Calculation Agent disputes the calculations of the Calculation Agent, the parties shall first seek to resolve the dispute in good faith and in a commercially reasonable manner. In the event the parties are unable to agree on a final calculation, the parties will designate a mutually acceptable leading market participant in the relevant market to act as substitute Calculation Agent (the “Substitute Calculation Agent”) whose fees and expenses shall be met equally by both parties; provided, however, that if the calculation by the Substitute Calculation Agent is substantially similar to the party acting as Calculation Agent, then the fees and expenses of the Substitute Calculation Agent shall be the sole responsibility of the disputing party. If the parties cannot agree on a Substitute Calculation Agent, each party shall nominate a recognized leading market participant in the market who shall together elect the “Substitute Calculation Agent”. Any determinations by the Substitute Calculation Agent shall be binding absent manifest error.

(f)	Credit Support Document. “Credit Support Document” means, in relation to Party A and Party B, the ISDA Credit Support Annex (Bilateral Form – Transfer – ISDA Agreements Subject to English Law) dated as of the date hereof, which supplements, forms part of and is subject to this Agreement (as amended, amended and restated, replaced, supplemented or otherwise modified from time to time).

(g)	Credit Support Provider. “Credit Support Provider” means:

(i)	in relation to Party A: none; and

(ii)	in relation to Party B: none.

(h)	Governing Law. Sections 13(a) and (b) of this Agreement shall be deleted and replaced with the following:

“(a) Governing Law. This Agreement and any contractual or non-contractual obligations arising out of or in relation to this Agreement shall be governed by and construed in accordance with the laws of England and Wales.

(b)       Jurisdiction. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement (“Proceedings”), each party:

(1)       irrevocably submits to the exclusive jurisdiction of the courts of England and Wales; and

(2)       waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.”

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) (Netting of Payments) of this Agreement to all Transactions under this Agreement.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c) (Absence of Litigation) of this Agreement:

(i)	“Specified Entity” means, in relation to Party A: none; and

(ii)	“Specified Entity” means, in relation to Party B: none.

(l)	No Agency. The provisions of Section 3(g) (No Agency) will apply to this Agreement.

(m)	Additional Representation will apply. For the purpose of Section 3 (Representations) of this Agreement, the following will constitute an Additional Representation:

(i)	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(ii)	Eligible Contract Participant. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that it and its Credit Support Provider(s), if any, is an “eligible contract participant,” as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (“CEA”), and that it qualifies as an “eligible counterparty” as defined in Article 30 of Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments.

(iii)	No Regulated Swaps Entity. Party A represents that (1) it is not registered with the United States Commodity Futures Trading Commission (the “CFTC”) as a swap dealer or major swap participant (each as defined in the CEA and rules promulgated thereunder) and is not a U.S. Person pursuant to applicable CFTC guidance (each, a “DF Swap Entity”), (2) it is not guaranteed by a DF Swap Entity, and (3) it is not a financial counterparty for purposes of Regulation (EU) No 648/2012 (“EMIR”) on OTC derivatives, central counterparties and trade repositories. Accordingly, Party A is not required to, and will not, report the details of any Transaction under this Agreement to any trade repository pursuant to EU EMIR, UK EMIR, or the rules of the CFTC.

(n)	Recording of Conversations. Each party:

(i)	consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction;

(ii)	agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel; and

(iii)	agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings, subject to applicable rules of discovery and evidence.

Part	5. Other Provisions.

(a)	ISDA Definitions. Reference is hereby made to the 2006 ISDA Definitions as published by ISDA (the “Definitions”), which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein which are contained in the Definitions shall have the meaning set forth therein.

(b)	Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(c)	Limitation of Liability. Without prejudice to the definition of “Close-out Amount” and payments calculated by reference to the provisions in Section 6(e) (Payments on Early Termination), the parties agree that neither party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits (whether arising from its negligence or breach of contract or otherwise), save only that nothing shall exclude liability for gross negligence, willful misconduct or fraud.

(d)	Accuracy of Specified Information. Section 3(d) (Accuracy of Specified Information) of this Agreement is hereby amended by adding in the third line thereof, between the word “respect” and the period at the end, the words:

“or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person”.

(e)	Scope of Agreement. Any Crypto Derivative between Party A and Party B, which would otherwise be a Specified Transaction under this Agreement, the confirmation of which fails by its terms expressly to exclude application of this Agreement, shall be governed by and be subject to this Agreement. Any such confirmation shall be a “Confirmation”, and any such Crypto Derivative shall be a “Transaction”, for all purposes under this Agreement.

(f)	Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern:

(i)	a Confirmation;

(ii)	this Schedule;

(iii)	the Definitions; and

(iv)	the printed form of 2002 ISDA Master Agreement.

(g)	2002 Master Agreement Protocol. The definitions and provisions contained in Annexes 1 to 18 and Section 6 of the 2002 Master Agreement Protocol published by ISDA on July 15, 2003 (the “Protocol”), are incorporated into and apply to this Agreement. References in the Protocol to any “ISDA 2002 Master Agreement” and/or “2002 Master” shall be deemed to be references to this Agreement.

(h)	Transfer. Section 7 shall be amended by adding the words “, which consent shall not be unreasonably withheld,” after the word “party” in the third line thereof.

(i)	Amendments. Section 9(b) shall be amended by adding the words “or PDF file via email transmission” after the word “transmission” in the second line thereof.

(j)	Confidentiality. All information provided by a party to the Agreement and/or its representatives (the “Delivering Party”) in connection with the Transactions, whether written or oral (including without limitation this Agreement, documents delivered pursuant to Part 3 of this Agreement, and any Confirmation entered into hereunder, “Confidential Information”), shall at all times be treated as confidential and proprietary to the Delivering Party. For this purpose, Confidential Information does not include information which:

(i)	was or becomes generally available to the public other than as a result of disclosure by the other party to the Agreement or its representatives (the “Receiving Party”);

(ii)	was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Delivering Party, provided that such source is not, to the knowledge of the Receiving Party, itself bound by a confidentiality agreement with the Delivering Party; or

(iii)	was in the Receiving Party’s possession without any obligation of confidentiality prior to its disclosure by the Delivering Party.

Notwithstanding any provision herein to the contrary, the Receiving Party may disclose Confidential Information to the extent expressly compelled by applicable law or order issued by any administrative, governmental, regulatory, or judicial authority with competent jurisdiction or requested by a regulatory authority having jurisdiction over such Receiving Party. In addition, the Receiving Party may disclose Confidential Information to any Affiliate, director, officer, manager, shareholder, co-investor, member, advisor, agent, employee, financial advisor, consultant, attorney, accountant, financing source or other authorized representative for purposes of evaluating any Transaction or performing its obligations or enforcing its rights under the Agreement or any Confirmations.

(k)	Effectiveness of Notices. Section 12(a) is modified by deleting the phrase “(except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail)”.

(l)	Electronic Signatures. The parties acknowledge and agree that the words “execution,” “signed,” “signature” and words of like import in this Agreement and any Confirmation shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system.

(m)	Additional Definitions. The following terms and their corresponding definitions shall be added to Section 14 of this Agreement in the appropriate alphabetical position:

(i)	“Code” means the Internal Revenue Code of 1986, as amended;

(ii)	“Constitutive Documents” means, in relation to a party, such party’s certificate of incorporation or limited partnership, memorandum of association, commercial registration documents or other analogous document(s), as applicable (in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time);

(iii)	“Core Documents” means, in relation to a party, such party’s Constitutive Documents, Governing Documents, and organizational chart;

(iv)	“Crypto Activities” means any activities involving Crypto Assets including, without limitation, any brokerage arrangement in respect of Crypto Asset trading activities; any lending transaction whereby the loan is paid, or collateral is provided in respect thereof, in one or more Crypto Assets; any “spot” or “cash” purchase or sale of a Crypto Asset for immediate or near-immediate delivery; and any Crypto Derivatives;

(v)	“Crypto Asset” means a digital asset that encompasses any digital representation of value or unit of account, whether taking the form of a unit, token, coin or otherwise, that is or can be used as a medium of exchange;

(vi)	“Crypto Derivatives” means any forward, swap, future, option or other derivatives transaction on one or more Crypto Assets (including any index thereon);

(vii)	“Crypto Transaction” means any Transaction in respect of Crypto Derivatives entered into by the parties hereunder;

(viii)	“Governing Documents” means, in relation to a party, such party’s limited partnership agreement, limited liability company agreement, corporate bylaws, articles of association or other analogous document(s), as applicable (in each case, as amended, amended and restated, replaced, supplemented or otherwise modified from time to time);

(ix)	“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(x)	“Local Business Day” means London, United Kingdom; and

(xi)	“Sanctioned Person” means any person: (A) listed on any sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or the competent sanctions authority of any other relevant jurisdiction; (B) located, organized, or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial sanctions; or (C) owned 50 percent or more or controlled by any such person or persons described in the foregoing paragraphs (A) or (B).

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IN WITNESS WHEREOF, the parties have executed this Schedule on the respective dates specified below, with effect from the date specified on the first page.

BLOCKCHAIN.COM (BVI) II LIMITED		SONO GROUP N.V.
By: /s/ Allan Gregory Boyd		By: /s/ Kevin J. McGurn
Name:	Allan Gregory Boyd	Name:	Kevin J. McGurn

Title:	Director	Title:	CEO, Sono Group N.V.

The entity that you are contracting with is Blockchain.com (BVI) II Limited (which is a separate entity from Blockchain.com (Singapore) Pte. Ltd.).

Blockchain.com (BVI) II Limited, and its trading business, are not regulated by the Monetary Authority of Singapore (“MAS”).

As Blockchain.com (BVI) II Limited, and its trading business, are not regulated by MAS, you will not have the benefit of any regulatory safeguards or protections that would be applicable to financial or payment products and services which are regulated by MAS.